UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022 (August 2, 2022)

Cosmos Group Holdings, Inc.
.(Exact name of registrant as specified in its charter)

Nevada	000-545793	90-1177460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37th Floor, Singapore Land Tower 50 Raffles Place Singapore 048623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +65 6829 7017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	COSG	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

Effective August 2, 2022, Coinllectibles Private Limited (“CPL”) entered into a Sale and Purchase Agreement with CHAN Hin Yip, pursuant to which CPL agreed to purchase approximately 58 collectible items from Mr. Chan for a purchase price of HKD 1,305,000 (approximately USD $167,308) (the “Purchase Price”), Cosmos Group Holdings, Inc. aka Coinllectibles Inc. (the “Issuer”) through its subsidiaries holds approximately 80% of the issued and outstanding securities of Grand Gallery Limited (“CGL”), and Mr. Chan is a director and 5% equity owner of CGL.

                In connection with the Sale and Purchase Agreement, effective August 2, 2022, the Issuer and CHAN Hin Yip entered into a Note Purchase Agreement pursuant to which the Issuer agreed to pay the Purchase Price via a promissory note that will be converted into shares of the Issuer’s common stock at a conversion price equal to 90% of the volume weighted average closing price of the Issuer’s common stock for the ten days immediately prior to February 2, 2023.

The foregoing descriptions of the Sale and Purchase Agreement and Note Purchase Agreement are not complete and are qualified in their entirety by reference to the form of the Sale and Purchase Agreement and Note Purchase Agreement which are incorporated herein by reference and attached hereto as Exhibits 10.1 and10.2.

Item - 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Sale and Purchase Agreement, dated August 2, 2022, by and between Coinllectibles Private Limited and CHAN Hin Yip.*
10.2	Note Purchase Agreement, dated August 2, 2022, by and between Cosmos Group Holdings, Inc. aka Coinllectibles Inc. and CHAN Hin Yip. *

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosmos Group Holdings, Inc.

Date: August 3, 2022	By:	/s/ Man Chung Chan
Chief Executive Officer

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